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                                                                  EXHIBIT 10.70


                       PHOENIX LAND PARCEL OPTION CONTRACT


                  THIS AGREEMENT (this "AGREEMENT") is entered into as of the 12th day of September, 1997 between CRYSTAL, INC., an Arizona corporation ("CRYSTAL") and TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("OP").


                              W I T N E S S E T H:


                  WHEREAS, Crystal has previously entered into that certain Escrow Instructions and Addendum thereto dated January 16, 1997 (the "CONTRACT") with Crystal, as buyer, and Beardsley And I-17, L.L.C. and Deer Valley Towne Center L.L.C., as seller;

                  WHEREAS, the Contract has previously been amended by a (i) First Amendment to Escrow Instructions and Addendum, (ii) Second Amendment to Escrow Instructions and Addendum, and (iii) Third Amendment to Escrow Instructions and Addendum Thereto and Option Agreement (the Contract, as amended is hereinafter referred to as the "OPTION CONTRACT"); and

                  WHEREAS, Crystal desires to assign to the OP all of its right, title and interest under the Option Contract as of the Effective Date (as hereinafter defined).

                  NOW, THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. For purposes of this Agreement, the term "EFFECTIVE DATE" shall mean the closing of the sale of the shares of stock of Tower Realty Trust, Inc. to the public pursuant to an offering registered with the Securities Exchange Commission.

                  2. All terms not otherwise defined herein, shall have the meaning given such term in the Option Contract.

                  3. Effective as of the Effective Date, Crystal hereby grants, assigns and transfers unto the OP all of its right, title and interest under the Option Contract (the "ASSIGNMENT").

                  4. Effective as of the Effective Date, the OP hereby accepts the Assignment.
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                  5. Crystal shall not take any action with respect to the
Option Contract without the prior consent of the OP; provided, however, that Crystal shall have the right to extend the Option Contract in accordance with the terms thereof without having to obtain the consent of the OP.

                  6. In the event that the Effective Date shall not have occurred by November 30, 1997, this Agreement shall immediately terminate without the necessity of any further action by either party and this Agreement shall be deemed null and void.

                  7. All costs relating to the Option Contract prior to the Effective Date shall be borne by Crystal and all costs relating to the Option Contract after the Effective Date (including the payment of the Purchase Price) shall be borne by the OP. Crystal agrees that any portion of an extension payment made pursuant to the Option Contract which is allocable to the time period after the exercise of the Option shall, in accordance with the terms of the Option Contract, be applied toward payment of the Purchase Price and the OP shall be the beneficiary of any such application.

                  8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first above written.



                                 CRYSTAL, INC.



                                 By: /s/ Lawrence Feldman
                                     -----------------------
                                     Name:  Lawrence Feldman
                                     Title: President



                                 TOWER REALTY OPERATING
                                 PARTNERSHIP, L.P.




                                 By: Tower Realty Trust, Inc., general partner

                                     By: /s/ Lawrence Feldman
                                         -----------------------
                                         Name:  Lawrence Feldman
                                         Title: Chairman and CEO